Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Announces Preliminary Fourth Quarter 2007 Results and Updates 2008 Guidance

•	Preliminary Fourth Quarter 2007 Revenue of approximately $422 million, Net Income of over $21 million and Diluted EPS of approximately $0.61, each greater than prior guidance issued in December

•	Fourth Quarter 2007 Revenue growth of 45%, Net Income growth of 38% and Diluted EPS growth of 36% over 2006 Fourth Quarter Results

•	Preliminary Full Year 2007 Revenue of approximately $1.448 billion, Net Income of approximately $67 million and Diluted EPS of approximately $1.95

•	Full Year 2007 Revenue growth of 27%, Net Income growth of 21% and Diluted EPS growth of 19% over 2006 Results

•	Increases 2008 Full Year Revenue, Net Income and EPS Guidance

FAIRFAX, Virginia, January 31, 2008 – ManTech International Corporation (Nasdaq: MANT) today preannounced its fourth quarter and full year 2007 results and updated full year 2008 guidance. ManTech’s preliminary fourth quarter and full year 2007 results are still subject to completion of its year end financial audit.

ManTech’s preliminary revenue of approximately $422 million for the fourth quarter of 2007, is up 45%, compared to $290.7 million for the same period in 2006. This represents pro forma organic revenue growth of 28% for the fourth quarter. The growth was primarily a result of the strong demand for ManTech’s services as a result of the Company’s positioning at the center of the national security marketplace.

Operating income in the fourth quarter is approximately $36.4 million, which represents an 8.6% operating margin. Preliminary net income from continuing operations in the fourth quarter is approximately $21.1 million, up 38%, compared to $15.3 million in the same period in 2006. Diluted earnings per share from continuing operations is expected to be approximately $0.61 for the fourth quarter, up 36%, compared to $0.45 for the same period last year.

For the full year 2007, ManTech’s preliminary revenue is approximately $1.448 billion, up 27% compared to $1.137 billion for 2006. This represents pro forma organic revenue growth of 17% for the year. Preliminary operating income for the full year is approximately $113.6 million, which represents a 7.8% operating margin. Preliminary net income from continuing operations for the full year is approximately $67.1 million, up 21%, compared to $55.6 million in 2006. Diluted earnings per share from continuing operations is expected to be approximately $1.95 for the full year, up 19%, compared to $1.64 for last year.

“Our preliminary results for the fourth quarter and full year 2007 complete the best year in ManTech’s nearly forty-year history,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “Our team delivered outstanding revenue growth and strong operating profit for the year, which provided accelerated growth in our earnings and returns to our shareholders, while continuing to focus on our critical national security mission.”

“We are very pleased with the operating momentum that we have seen during the second half of 2007 and we look forward to carrying it into 2008 to deliver another successful year,” said Robert A. Coleman, President & Chief Operating Officer of ManTech International Corporation.

Updated 2008 Guidance

Based on the strong demand for ManTech’s services due to its positioning at the center of the national security mission and the strength of the Company’s preliminary fourth quarter 2007 results, ManTech is now projecting 2008 full year revenue of $1.725 billion to $1.785 billion, full year net income of $82.7 to $86.8 million and EPS of $2.34 to $2.46 per share. This represents total revenue growth of 19 to 23 percent based on 2007’s preliminary results and pro forma organic revenue growth of 10 to 13 percent. The organic growth rate is derived by adding 2007 revenue for both SRS and MBI to ManTech’s estimated 2007 annual revenue. The Company’s 2008 earnings per share range represents 20 to 26 percent growth over 2007’s preliminary results of $1.95 per share.

The Company’s updated full year 2008 guidance is summarized in the table below. ManTech’s guidance does not include any other future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

Full Year 2008
Revenue	$1,725 -$1,785
Net Income	$82.7 - $86.8
Diluted Earnings Per Share	$2.34 - $2.46
Weighted Average Shares Outstanding	35.3 million

Key Guidance Assumptions

•	Countermine contract provides approximately $240 million in revenue in 2008

•	Overall operating margin between 8.15% and 8.25% for the full year 2008

•	$5 million in interest expense for the full year 2008

•	39 percent effective tax rate for the full year 2008

Conference Call

ManTech’s executive management will hold a conference call tomorrow, February 1, 2008 at 10:00 a.m. ET, to discuss the preliminary fourth quarter 2007 results and the updated 2008 guidance and answer questions. Interested parties may access the call by dialing (888) 637-7725 (domestic) or (913) 981-5597 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 2:00 p.m. tomorrow and will remain available through midnight, February 15, 2008. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 1549021. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

Additionally, ManTech plans to provide its formal fourth quarter earnings results on Wednesday February 27, 2008 after the market close and follow the release with a conference call at 5:00 p.m. ET.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with over 7,300 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The Company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The Company operates in the United States and 42 countries. In 2007, ManTech was named one of BusinessWeek.com’s fastest growing tech companies; to Business 2.0 magazine’s 100 Fastest Growing Technology Companies list for the second year in a row; to the Deloitte & Touche list of the 50 fastest growing technology companies in Virginia; and a GI Jobs magazine Top Ten Military Friendly Employer. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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